UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2008

RESOURCE AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-4408	72-0654145
(State or other jurisdiction Commission File Number)	(Commission File Number)	(I.R.S. Employer Identification No.)

     One Crescent Drive, Suite 203, Philadelphia, Pennsylvania  19112
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (215) 546-5005

   N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In our current report on Form 8-K dated as of November 7, 2007, we described our indirect subsidiary’s acquisition of a portfolio of leases from the Federal Deposit Insurance Corporation and originated by NetBank.  We further stated our intention to sell that portfolio of leases to an investment partnership sponsored by LEAF Financial Corporation, one of our indirect subsidiaries.

On April 22, 2008, we completed the transfer of this portfolio of leases by transferring to LEAF Equipment Leasing Income Fund III, L.P., an investment partnership sponsored by LEAF Financial Corporation, membership interests of the entity that owns the special purpose entity that owns the portfolio of leases.  This special purpose entity, that owns the portfolio of leases, now wholly owned by the investment partnership, remains the borrower on the Morgan Stanley Bank financing.  As a result of the foregoing transaction, approximately $323 million of commercial finance assets were transferred by the regististrant to the investment partnership together with approximately $315 million of related debt financing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE AMERICA, INC.

Date: April 28, 2008	By:	/s/ Steven J. Kessler
Name: Steven J. Kessler
Title: Executive Vice President and Chief Financial Officer